Exhibit 99.1

Investor Relations Contact

Anshul Maheshwari

Vice President, Treasury and Investor Relations

+1 (650) 424-5163

investors@varian.com

Press Contact

Mark Plungy

Director, Public Relations

+1 (650) 424-5630

mark.plungy@varian.com

FOR IMMEDIATE RELEASE

Varian Provides an Update on Expected Impact From COVID-19

PALO ALTO, Calif. - March 9, 2020 - Varian (NYSE: VAR) today announced that the COVID-19 outbreak will negatively impact the company’s operating results.

Across the company’s Asia-Pacific geographies, healthcare resources are being prioritized for the treatment and management of the outbreak. Consequently, the company is experiencing delays in hardware and software installations and acceptance, as well as in the delivery of interventional oncology procedures. While no orders have been cancelled, the company expects revenues to be negatively impacted and, as of today, estimates second quarter of fiscal 2020 revenues to be in the range of $800 million to $825 million.

While uncertainty remains around the duration, severity and geographic scope of the COVID-19 outbreak, the company preliminarily estimates 7 to 9 percent revenue growth for fiscal year 2020. The company’s outlook could shift if the dynamics of the outbreak change materially.

“We are closely monitoring this fluid situation and our priority is protecting our employees, supporting our customers, and making sure patients have access to our cancer-fighting technologies,” said Dow Wilson, President and Chief Executive Officer. “Our long-term fundamentals remain strong and we are continuing with planned investments to drive long-term growth and profitability for our shareholders.”

The company will provide further updates to guidance, including earnings and cash flow from operations, during the second quarter of fiscal 2020 earnings call based on information available at that time.

Conference Call

Varian will hold a teleconference on March 9 at 8:00am Eastern Time to discuss the expected impact from COVID-19. To access the call, dial 1-877-869-3847 inside the U.S. and 1-201-689-8261 outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering conference ID 13700120. The teleconference replay will be available through 12:00 p.m. Eastern Time, Wednesday, March 11, 2020.

About Varian

At Varian, we envision a world without fear of cancer. For more than 70 years, we have developed, built and delivered innovative cancer care technologies and solutions for our clinical partners around the globe to help them treat millions of patients each year. With an Intelligent Cancer Care approach, we are harnessing advanced technologies like artificial intelligence, machine learning and data analytics to enhance cancer treatment and expand access to care. Our 10,000 employees across 70 locations keep the patient and our clinical partners at the center of our thinking as we power new victories in cancer care. Because, for cancer patients everywhere, their fight is our fight. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including the potential impact of COVID-19 on revenues, the strength of our long-term fundamentals, and the expected continuation of planned investments; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges related to entering into new business lines; the impact of the COVID-19 virus; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.